                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of report (Date of earliest event reported):  November 17, 1995

                              HOLLYWOOD PARK, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


         0-10619                                        95-3667491
(Commission File Number)                    (I.R.S. Employer Identification No.)


        1050 South Prairie Avenue Inglewood, California     90301
           (Address of Principal Executive Offices)       (Zip Code)


                                (310) 419 - 1500
              (Registrant's Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
------- ------------------------------------

On November 17, 1995, pursuant to an Agreement of Plan and Reorganization (the "Agreement"), dated as of November 17, 1995, Hollywood Park, Inc., ("Hollywood Park") acquired substantially all the assets, properties and business of Pacific Casino Management, Inc., ("PCM"), and assumed substantially all of PCM's liabilities (the "Acquisition"). Prior to the Acquisition, PCM operated the gaming floor activities of the Hollywood Park Casino under a lease of the Casino from Hollywood Park. Immediately following the Acquisition Hollywood Park commenced its operation of the Casino.

The purchase price of PCM's assets is an aggregate $2,640,000, payable solely in shares of Hollywood Park common stock, payable to PCM in three installments as follows:

(a) Shares of Hollywood Park common stock, having a value of $1,600,000, (135,164 shares) issued on November 17, 1995;

(b) Shares of Hollywood Park common stock, having a value of $540,000 on the first anniversary of the execution of the Agreement;

(c) Shares of Hollywood Park common stock, having a value of $500,000 on the second anniversary of the execution of the Agreement;

provided, that at any time after the execution date of the Agreement, Hollywood Park may elect to accelerate the payment of the installments described in (b) and (c) above. Shares to be issued in the installments described in (b) and (c) above will be valued at the average market price of Hollywood Park common stock for the ten trading days immediately preceding the payment date.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
------- ---------------------------------

(a)  Financial statements of business acquired:

Consent to be filed seprately upon receipt from Ernst & Young LLP.

Audited Financial Statements
Pacific Casino Management, Inc.
For the period July 1, 1994 (inception) through December 31, 1994 with Report of Independent Auditors

Report of Independent Auditors

The Board of Directors
Pacific Casino Management, Inc.

We have audited the accompanying balance sheet of Pacific Casino Management, Inc. as of December 31, 1994 and the related statements of operations, accumulated deficit, and cash flows for the period July 1, 1994 (inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Casino Management, Inc. at December 31, 1994, and the results of its operations and its cash flows for the period July 1, 1994 (inception) through December 31, 1994 in conformity with generally accepted accounting principles.

As discussed more fully in Notes 1 and 3 to the financial statements, the Company's ability to operate the Hollywood Park Casino is contingent upon the continuation and renewal of its gaming registration by the California Department of Justice when it expires on June 30, 1995, and the continuation of the lease agreement with Hollywood Park, Inc.

March 3, 1995                                /s/ Ernst & Young LLP
                                             ---------------------

                        Pacific Casino Management, Inc.
                                 Balance Sheet
                               December 31, 1994

ASSET
Cash and cash equivalents                  $  9,193,004
Accounts receivable                           1,348,100
Amounts due from shareholders (non
 interest bearing)                              399,998
Other assets                                    132,936
                                           ------------
Total assets                               $ 11,074,038
                                           ============

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Liabilities:
Accrued rent                               $ 18,000,000
Accounts payable                              3,361,017
Accrued liabilities - employee related          957,653
Gaming liabilities                            1,774,624
Note payable to bank                             10,000
                                           ------------
Total liabilities                            24,103,294

Shareholders' deficiency:
Common stock, no par
  Authorized - 1,000 shares
  Issued and outstanding - 200 shares           400,000
Accumulated deficit                         (13,429,256)
                                           ------------
Total shareholders' deficiency              (13,029,256)
                                           ------------
Total liabilities and shareholders'
 deficiency                                $ 11,074,038
                                           ============


See accompanying notes.

                        Pacific Casino Management, Inc.
                Statement of Operations and Accumulated Deficit
       For the period July 1, 1994 (inception) through December 31, 1994


Revenues:
  Casino revenue                     $ 20,218,856
  Interest income                          25,238
                                     ------------
                                       20,244,094
Costs and expenses:
  Rent                                 18,000,000
  Salaries and related benefits         9,112,248
  Gaming license fees                   2,221,621
  Other operating expenses              4,339,480
                                     ------------
                                       33,673,349
                                     ------------
Net loss                              (13,429,256)
Accumulated deficit:
  Beginning of period                           -
                                     ------------
End of period                        $(13,429,256)
                                     ============


See accompanying notes.


                        Pacific Casino Management, Inc.
                            Statement of Cash Flows
       For the period July 1, 1994 (inception) through December 31, 1994


OPERATING ACTIVITIES
Net loss                                   $(13,429,256)
Increase in accounts receivable and
 other assets                                (1,481,036)
Increase in amounts due from
 shareholders                                  (399,998)
Increase in accounts payable and
 accrued liabilities                         24,093,294
                                           ------------
Net cash provided by operating
 activities                                   8,783,004


FINANCING ACTIVITIES
Capital contributions                           400,000
Proceeds from bank loan                       3,000,000
Repayment of bank loan                       (2,990,000)
                                           ------------
Net cash provided by financing
 activities                                     410,000
Net increase in cash and cash
 equivalents                                  9,193,004
Cash and cash equivalents at beginning
 of period                                            -
                                           ------------
Cash and cash equivalents at end of
 period                                    $  9,193,004
                                           ============

See accompanying notes.


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Pacific Casino Management, Inc. (the "Company") conform with generally accepted accounting principles and general practice within the gaming industry. The following are descriptions of the more significant of those policies.

CASINO OPERATIONS

The Company was organized on June 30, 1994 as a Subchapter S corporation under the laws of the State of California. The Company operates the Hollywood Park Casino (the "Casino") under a license granted by the City of Inglewood, California and a conditional registration issued by the State of California, Department of Justice. The Casino was constructed by Hollywood Park, Inc. exclusively for gaming operations managed by the Company. The building and all related furniture and equipment are owned by Hollywood Park, Inc. and leased to the Company under a 3-year lease (Note 3).

The Company's ability to operate the Casino requires it hold a valid license from the City of Inglewood and that its shareholders and certain managers be duly registered under the Gaming Registration Program by the California Department of Justice. The registration of the shareholders is conditional and expires June 30, 1995. The Department of Justice has no obligation to extend such registration and there can be no assurance that it will do so. In the event the Department of Justice determines that any of the conditions to the current registration are not met, it may be able to terminate that registration prior to June 30, 1995 without notice.

The Company is required to pay a gross revenue license fee to the City of Inglewood. This fee, payable monthly, is based upon the Casino's level of gross revenue payable according to a graduated schedule as defined by the City of Inglewood.

CASH EQUIVALENTS

The Company considers cash equivalents to mean financial instruments with maturities of three months or less. Cash is pledged as security for a bank credit agreement (Note 2).

ACCOUNTS RECEIVABLE

Accounts receivable consists solely of credit extended to Casino customers, and is stated at net realizable value. The Company adopted the direct write-off approach for casino credit exceeding 60 days past due because the Company lacks the experience used in determining an allowance for doubtful accounts based on statistical experience or other practices commonly employed to establish such an allowance.

The Company extends credit to employees under the same terms and conditions as that of its customers. Casino credit due from employees amounted to $77,000 at December 31, 1994.

CASINO REVENUE

Casino revenue is the amount of cash collected for the supervision of gaming activities conducted at the Casino.

INCOME TAXES

The Company was organized as a Subchapter S corporation. The shareholders include their respective share of Company income or loss in their income tax returns.

JACKPOT LIABILITY

A jackpot liability is computed equal to the total potential jackpots payable at the close of business on the last day of the period.

2. BANK CREDIT AGREEMENT

The Company has entered into a bank credit agreement (the "Agreement") which includes two revolving credit facilities both of which are secured by bank deposit accounts, receivables and other personal property. Facility A, with a $1,000,000 credit limit, is available for general working capital purposes. Facility B, with a $1,000,000 credit limit, is available to fund credit lines to Company customers, to fund day to day change fund requirements and to otherwise provide cash for Casino related activities. The Agreement calls for a variable interest rate with portions of the outstanding advances subject to a fixed interest rate at the option of the Company. The Agreement expires on July 1, 1995 and is guaranteed by the Company's shareholders. Interest paid for the period July 1, 1994 (inception) through December 31, 1994 on outstandings during that period amounted to approximately $20,000.

3. AGREEMENT WITH HOLLYWOOD PARK, INC.

The Company leases its premises and all other operating equipment from Hollywood Park, Inc. under a 3-year lease agreement. The lease agreement may be terminated at any time by Hollywood Park, Inc. should they receive or be granted a gaming license by the State of California to operate the Casino. The lease agreement requires no payments until the Company accumulates cash exceeding the outstanding balances on bank working capital loans plus an estimated six months of operating expenses excluding rent. As of December 31, 1994, the required cash reserve level was approximately $14,000,000. If the aggregate amount of rent not paid exceeds $27,000,000, Hollywood Park, Inc. may terminate the lease upon thirty days written notice to the Company. No lease payments have been made during the period July 1, 1994 (inception) through December 31, 1994. The aggregate future minimum annual rental commitment is $36,000,000 for 1995 and 1996 and $18,000,000 for 1997.

Included in other operating expenses are certain service fees paid to Hollywood Park, Inc. These services are, for the most part, included within the terms of the 3-year lease agreement. Among the services provided are food and beverage services, security and other employee costs and data processing. Expenses for these services for the period July 1, 1994 (inception) through December 31, 1994 amounted to approximately $2,369,000, $146,000 and $93,000, respectively.

(b) Pro forma financial information:


                              HOLLYWOOD PARK, INC.

          INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

UNAUDITED PRO FORMA COMBINED BALANCE SHEET The following unaudited pro forma combined balance sheet has been prepared by combining the unaudited consolidated balance sheets of Hollywood

Park, Inc. and Pacific Casino Management, Inc. as of September 30, 1995. The acquisition of PCM was accounted for using the purchase method of accounting for business combinations. The unaudited pro forma combined balance sheet should be read in conjunction with the accompanying notes.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS The following unaudited pro forma combined statements of operations have been prepared by combining the consolidated statements of operations of Hollywood Park and PCM for the year ended December 31, 1994, and for the nine months ended September 30, 1995. (PCM began operations on July 1, 1994.) The pro forma combination of Hollywood Park and PCM was accounted for using the purchase method of accounting. These pro forma financial statements should be read in conjunction with the accompanying notes.


            NOTES TO THE UNAUDITED PRO FORMA COMBINED BALANCE SHEET

ASSUMPTION The recorded values of the assets and liabilities Hollywood Park acquired from PCM have been combined with Hollywood Park at their estimated fair market value as of September 30, 1995.

PRO FORMA ADJUSTMENTS The following adjustments and eliminations have been made to the unaudited pro forma combined balance sheet:

(a) Before the Acquisition, PCM operated the gaming floor activities of the Hollywood Park Casino under a lease with Hollywood Park. As provided for in the lease, fixed lease rent was allowed to accrue for up to nine months, with the execution of the first Amended and Restated Lease Agreement $18,690,000 of unpaid lease rent was converted to a note receivable to Hollywood Park from PCM.

(b) In addition to fixed lease rent, Hollywood Park charged PCM for various additional goods and services, as provided for in the lease.

(c) Hollywood Park capitalized all costs associated with negotiating and executing the lease with PCM, and amortized the costs over the original three year term of the lease.

(d) To record the cost in excess of the net assets acquired from PCM, which will be amortized on a straight line basis over 40 years.

(e) The stockholders' equity accounts have been adjusted to reflect the approximately 237,000 shares of Hollywood Park common stock expected to be issued to acquire PCM. Adjustments have also been made to eliminate the PCM common stock and to reflect the write-off of the unamortized capitalized lease costs (see (c) above), and to reflect the cost in excess of the net assets acquired (see (d) above).

COMBINATION CONSIDERATION The actual number of shares of Hollywood Park common stock issued for PCM will be determined by adding 135,164 common shares issued on November 17, 1995, to the shares to be issued on the first and second anniversaries of the acquisition. The number of shares of Hollywood Park common stock issued on the first and second anniversaries of the acquisition will be based on the average market price of Hollywood Park common stock for the ten trading days immediately preceding the first and the second anniversaries of the acquisition.

       NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

ASSUMPTIONS The unaudited pro forma combined statements of operations for the year ended December 31, 1994, and the nine months ended September 30, 1995, are presented as if the Acquisition had taken place on July 1, 1994. (PCM began operations on July 1, 1994.)

PRO FORMA ADJUSTMENTS The following adjustments and eliminations have been made to the unaudited pro forma combined statements of operations:

(a) Before the Acquisition, PCM operated the gaming floor activities of the Hollywood Park Casino under a lease of the Casino from Hollywood Park. Under the terms of the original lease (in place from July 1994 through March 1995) the fixed monthly rent was $3,000,000. Recognizing that there was a maturing process to the business the lease allowed unpaid rent to accrue for up to nine months; subject to interest due on any unpaid amounts. Upon the April 1995, execution of the First Amended and Restated Lease the fixed monthly rent was retroactively lowered, from July 1994 forward, to $2,000,000. In August 1995, the Second Amended and Restated Lease was executed which lowered the fixed monthly rent to $1,500,000 as of July 1, 1995, forward.

For the year ended December 31, 1994, Hollywood Park recorded lease rent revenue of $11,745,000, representing $18,000,000 of rent and $245,000 of related interest, less a valuation allowance of $6,500,000. For the same period, PCM recorded lease rent expense of $18,000,000. The Hollywood Park lease rent revenue and the PCM lease rent expense were eliminated.

For the nine months ended September 30, 1995, Hollywood Park recognized $18,064,000 of lease rent revenue, representing $12,000,000 of rent, accounted for under the First Amended and Restated Lease, $1,064,000 of other miscellaneous rent and interest, as provided for in the lease, and $4,500,000 of lease rent revenue for the three months ended September 30, 1995, under the Second Amended and Restated Lease. Also recorded was $500,000 of lease rent related to the July 1994 valuation allowance. Lease rent of $3,000,000 less a valuation allowance of $1,500,000, was recorded for July 1994, but with the April 1995 signing of the First Amended and Restated Lease monthly lease rent was retroactively lowered to $2,000,000, generating $500,000 of excess valuation allowance. For the same period PCM recorded lease rent expense of $16,500,000. The Hollywood Park lease rent revenue and PCM lease rent expense were eliminated.

(b) Under the terms of the original lease Hollywood Park charged PCM for complimentary food and beverage and discounted food and beverage sales on the gaming floors, and with the execution of the First Amended and Restated Lease such charges were eliminated as of March 31, 1995. The Hollywood Park gaming floor food and beverage revenues and the PCM gaming floor food and beverage expenses have been eliminated.

(c) Both Hollywood Park and PCM incurred legal and other professional expenses related to the lease negotiations. PCM hired several consultants, computer, financial and gaming, whom Hollywood Park would not have retained. (Hollywood Park had qualified staff for the various tasks PCM hired outside consultants to perform.) Professional costs related to negotiations between Hollywood Park and PCM and consultant fees have been eliminated.

(d) PCM incurred costs of $46,000 and $48,000 for the year ended December 31, 1994, for the nine months ended September 30, 1995, respectively, related to travel and entertainment for the former PCM shareholders.

(e) Hollywood Park amortized the costs associated with the initial PCM lease over the three year life of the lease. The amount amortized for the year ended December 31, 1994, was $94,000, and the amount amortized for the nine months ended September 30, 1995, was $124,000.

(f) The amortization of the cost in excess of the net assets acquired in the Acquisition has been included in the combined statements. The cost in excess of the net assets was allocated to goodwill and will be amortized on a straight line basis over 40 years.

(g) For the nine months ended September 30, 1995, PCM recorded interest on unpaid rent of $1,036,000. Hollywood Park recorded interest on unpaid rent as Casino - Lease revenue. The interest on unpaid rent has been eliminated. PCM did not record any interest expense for the year ended December 31, 1994.

(h) Income tax expense (benefit) associated with the pro forma adjustments was calculated at 40% of pre-tax income (loss), and then added to the income tax benefit (calculated at 40%) associated with the historical PCM loss. PCM was an S-Corporation, for income tax purposes, before the Acquisition.

PRO FORMA PER SHARE DATA The pro forma earnings per share amounts, as presented in the unaudited pro forma combined statements of operations, were based on the weighted average number of common shares outstanding during the period.
Included in the weighted average number of common shares are the 135,164 common shares issued to the former PCM shareholders as of the date of Acquisition and an estimated additional common shares of 102,295 (based on the current market value of Hollywood Park's common stock). The Agreement calls for two additional common stock transfers to the former PCM shareholders, to be valued at $540,000 on the first anniversary of the Agreement and $500,000 on the second anniversary of the Agreement.

                             Hollywood Park, Inc.
                         Unaudited Pro Forma Combined
                                 Balance Sheet

                                                                        As of September 30, 1995
                                                     -------------------------------------------------------------
                                                      Hollywood     Pacific Casino      Pro Forma      Pro Forma
                                                      Park, Inc.    Management, Inc.   Adjustments      Combined
                                                     ------------   ----------------   -----------    ------------
             ASSETS
Current Assets:
  Cash and cash equivalents                          $20,789,000     $5,742,000             $0         $26,531,000
  Restricted cash                                        872,000              0              0             872,000
  Short term investments                               6,210,000              0              0           6,210,000
  Casino lease and related interest
    receivable, net                                   18,690,000              0    (18,690,000)(a)               0
  Other receivables, net of allowance
    for doubtful accounts                              3,807,000      2,400,000       (301,000)(b)       5,906,000
  Prepaid expenses and other assets                    9,630,000        260,000       (152,000)(c)       9,738,000
  Deferred tax assets                                  4,612,000              0              0           4,612,000
  Current portion of notes receivable                     33,000              0              0              33,000
                                                    ------------     ----------    -----------        ------------
    Total current assets                              64,643,000      8,402,000    (19,143,000)         53,902,000

  Notes receivable                                       866,000              0              0             866,000
  Property, plant and equipment, net                 164,154,000              0              0         164,154,000
  Lease with TRAK East, net                            1,212,000              0              0           1,212,000
  Goodwill, net                                        5,713,000              0     21,985,000 (d)      27,698,000
  Deferred tax assets                                    851,000              0              0             851,000
  Other assets                                         9,572,000              0       (117,000)(c)       9,455,000
                                                    ------------     ----------     ----------        ------------
                                                    $247,011,000     $8,402,000     $2,725,000        $258,138,000
                                                    ============     ==========     ==========        ============


----------------------------------------------------------------------------------------------------------------------------
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                    $7,425,000     $1,269,000      ($117,000)(b)      $8,577,000
  Accrued lawsuit settlement                           5,200,000              0              0           5,200,000
  Accrued liabilities                                  9,530,000      5,720,000       (184,000)(b)      15,066,000
  Accrued workers' compensation                        2,211,000              0              0           2,211,000
  Accrued slip and fall claims                         1,411,000              0              0           1,411,000
  Amount due to horsemen for purses,
    stakes and awards                                     37,000              0              0              37,000
  Amounts payable to charities                           271,000              0              0             271,000
  Outstanding pari-mutuel tickets                      1,021,000              0              0           1,021,000
  Current portion of notes payable                    28,945,000     18,690,000    (18,690,000)(a)      28,945,000
  Deferred tax liabilities                               671,000              0              0             671,000
                                                    ------------     ----------    -----------        ------------
    Total current liabilities                         56,722,000     25,679,000    (18,991,000)         63,410,000

Notes payable                                         15,629,000              0              0          15,629,000
Deferred tax liabilities                              10,218,000              0              0          10,218,000
                                                    ------------     ----------    -----------        ------------
                                                      82,569,000     25,679,000    (18,991,000)         89,257,000

Commitments and contingencies

Stockholders' Equity:
  Capital stock --
    Preferred                                             28,000              0              0              28,000
    Common                                             1,837,000        400,000       (376,000)(e)       1,861,000
  Capital in excess of par value                     166,896,000              0      2,616,000 (e)     169,512,000
  Accumulated deficit                                 (4,319,000)   (17,677,000)    19,476,000 (c)(e)   (2,520,000)
                                                    ------------    -----------    -----------        ------------
    Total stockholders' equity                       164,442,000    (17,277,000)    21,716,000         168,881,000
                                                    ------------    -----------    -----------        ------------
                                                    $247,011,000     $8,402,000     $2,725,000        $258,138,000
                                                    ============    ===========    ===========        ============


                             Hollywood Park, Inc.
                         Unaudited Pro Forma Combined
                            Statement of Operations

                                                                 For the nine months ended September 30, 1995
                                                        -----------------------------------------------------------------

                                                         Hollywood    Pacific Casino     Pro Forma            Pro Forma
                                                         Park, Inc.   Management, Inc.  Adjustments            Combined
                                                        -----------   ----------------  -----------          ------------
REVENUES:
  Pari-mutuel commissions                               $37,745,000             $0              $0            $37,745,000
  Lease and management fee - Sunflower                    4,344,000              0               0              4,344,000
  Lease - Casino                                         18,064,000              0     (18,064,000)(a)                  0
  Casino - card club                                              0     34,969,000               0             34,969,000
  Admissions, programs, and other racing income          13,026,000              0               0             13,026,000
  Concession sales                                       15,359,000              0      (1,319,000)(b)         14,040,000
  Other income                                            5,341,000        213,000               0              5,554,000
                                                        -----------    -----------     -----------            -----------
                                                         93,879,000     35,182,000     (19,383,000)           109,678,000
                                                        -----------    -----------     -----------            -----------


EXPENSES:
  Salaries, wages and employee benefits                  29,718,000     15,442,000               0             45,160,000
  Operations of facilities                                8,268,000        131,000               0              8,399,000
  Cost of concession sales                               19,504,000              0               0             19,504,000
  Professional services                                   5,657,000      1,429,000        (338,000)(c)          6,748,000
  Rent                                                      901,000     16,516,000     (16,500,000)(a)            917,000
  Utilities                                               3,642,000              0               0              3,642,000
  Marketing                                               3,728,000        948,000               0              4,676,000
  Administrative                                          6,486,000      8,815,000      (1,491,000)(b)(d)(e)   13,810,000
                                                        -----------    -----------     -----------            -----------
                                                         77,904,000     43,281,000     (18,329,000)           102,856,000
                                                        -----------    -----------     -----------            -----------

Operating income (loss)                                  15,975,000     (8,099,000)     (1,054,000)             6,822,000
  Lawsuit settlement                                      5,627,000              0               0              5,627,000
                                                        -----------    -----------     -----------            -----------
Income (loss) before interest, income taxes,
 depreciation and amortization                           10,348,000     (8,099,000)     (1,054,000)             1,195,000
  Depreciation and amortization                           8,478,000          1,000         413,000 (f)          8,892,000
  Interest expense                                        2,886,000      1,037,000      (1,036,000)(g)          2,887,000
                                                        -----------    -----------     -----------            -----------
Income (loss) before income tax expense                  (1,016,000)    (9,137,000)       (431,000)           (10,584,000)
  Income tax expense (benefit)                              358,000              0      (3,827,000)(h)         (3,469,000)
                                                        -----------    -----------     -----------            -----------
Net income (loss)                                       ($1,374,000)   ($9,137,000)     $3,396,000            ($7,115,000)
                                                        ===========    ===========     ===========            ===========


Dividend requirements on convertible preferred stock                                                           $1,443,000

Net loss allocated to common shareholders                                                                     ($8,558,000)

Per common share:
  Net loss - primary                                                                                               ($0.46)
  Net loss - fully diluted                                                                                         ($0.46)

Number of shares - primary                                                                                     18,607,093
Number of shares - fully diluted                                                                               20,898,585

------------------

See Notes to Unaudited Pro Forma Combined Statements of Operations

                             Hollywood Park, Inc.
                         Unaudited Pro Forma Combined
                            Statement of Operations

                                                                   For the year ended December 31, 1994
                                                    --------------------------------------------------------------
                                                     Hollywood   Pacific Casino     Pro Forma              Pro Forma
                                                     Park, Inc.  Management, Inc.  Adjustments              Combined
                                                     ----------  ----------------  -----------            ------------
REVENUES:
  Pari-mutuel commissions                           $51,732,000             $0              $0             $51,732,000
  Lease and management fee - Sunflower                7,860,000              0               0               7,860,000
  Lease - Casino                                     11,745,000              0     (11,745,000)(a)                   0
  Casino - card club                                          0     20,215,000               0              20,215,000
  Admissions, programs, and other racing income      19,127,000              0               0              19,127,000
  Concession sales                                   20,540,000              0      (2,369,000)(b)          18,171,000
  Other income                                        6,320,000         29,000               0               6,349,000
                                                    -----------   ------------     -----------             -----------
                                                    117,324,000     20,244,000     (14,114,000)            123,454,000
                                                    -----------   ------------     -----------             -----------


EXPENSES:
  Salaries, wages and employee benefits              36,850,000      9,112,000               0              45,962,000
  Operations of facilities                           10,095,000         90,000               0              10,185,000
  Cost of concession sales                           21,852,000              0               0              21,852,000
  Professional services                               8,047,000        763,000        (182,000)(c)           8,628,000
  Rent                                                1,823,000     18,011,000     (18,000,000)(a)           1,834,000
  Utilities                                           4,639,000              0               0               4,639,000
  Marketing                                           6,062,000        433,000               0               6,495,000
  Administrative                                      7,028,000      5,245,000      (2,511,000)(b)(d)(e)     9,762,000
                                                    -----------   ------------     -----------             -----------
                                                     96,396,000     33,654,000     (20,693,000)            109,357,000
                                                    -----------   ------------     -----------             -----------

Operating income (loss)                              20,928,000    (13,410,000)      6,579,000              14,097,000
  Casino pre-opening and training costs               2,337,000              0               0               2,337,000
  Turf Paradise acquisition costs                       627,000              0               0                 627,000
                                                    -----------   ------------     -----------             -----------
Income (loss) before interest, income taxes,
 depreciation and amortization                       17,964,000    (13,410,000)      6,579,000              11,133,000
                                                    -----------   ------------     -----------             -----------
  Depreciation and amortization                       9,563,000              0         275,000 (f)           9,838,000
  Interest expense                                    3,061,000         20,000               0               3,081,000
                                                    -----------   ------------     -----------             -----------
Income (loss) before income tax expense               5,340,000    (13,430,000)      6,304,000              (1,786,000)
  Income tax expense (benefit)                        1,568,000              0      (2,850,000)(h)          (1,282,000)
                                                    -----------   ------------     -----------             -----------
Net income (loss)                                    $3,772,000   ($13,430,000)     $9,154,000               ($504,000)
                                                    ===========   ============     ===========             ===========


Dividend requirements on convertible preferred stock                                                        $1,443,000

Net loss allocated to common shareholders                                                                  ($1,947,000)

Per common share:
  Net loss - primary                                                                                            ($0.10)
  Net loss - fully diluted                                                                                      ($0.10)

Number of shares - primary                                                                                  18,607,093
Number of shares - fully diluted                                                                            20,898,585


---------------

See Notes to Unaudited Pro Forma Combined Statements of Operations

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HOLLYWOOD PARK, INC.


Date:  January 25, 1996                  By:  /s/ G. Michael Finnigan
                                              -----------------------
                                              G. Michael Finnigan
                                              Executive Vice President and
                                              Chief Financial Officer